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                          EXHIBIT 10

                    STOCK PURCHASE AGREEMENT

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                       TABLE OF CONTENTS
                       -----------------
                                                             Page
                                                             ----

SECTION 1   PURCHASE OF PREFERRED SHARES .....................  1

SECTION 2   DIVIDENDS ON OUTSTANDING PREFERRED SHARES ........  3

SECTION 3   REPRESENTATIONS AND WARRANTIES OF YARGO ..........  3
     3.1    Title to Preferred Shares ........................  4
     3.2    Authority ........................................  4
     3.3    Access to Information ............................  4
     3.4    Investment Experience and Investment Advice ......  4

SECTION 4   REPRESENTATIONS AND WARRANTIES OF CMI ............  4
     4.1    Corporate Existence; Qualification ...............  5
     4.2    Authority ........................................  5
     4.3    No Conflict ......................................  5
     4.4    Issuance of Shares of Common .....................  5

SECTION 5   COVENANTS ........................................  5
     5.1    Notification of Material Events ..................  6
     5.2    Negative Covenants ...............................  6
     5.3    Legend on Preferred Stock Certificates ...........  6

SECTION 6   CONDITIONS TO OBLIGATIONS OF THE PARTIES .........  6
     6.1    Conditions to the Obligations of Yargo ...........  6
     6.2    Conditions to the Obligations of CMI .............  7

SECTION 7   PURCHASE DATE DELIVERIES .........................  8
     7.1    Deliveries by Yargo ..............................  8
     7.2    Deliveries by CMI ................................  8
     7.3    Time and Location of Deliveries ..................  8

SECTION 8   GENERAL ..........................................  9
     8.1    Notices ..........................................  9
     8.2    Integrated Agreement .............................  9
     8.3    Construction ..................................... 10
     8.4    Invalidity ....................................... 10
     8.5    Binding Effect ................................... 10
     8.6    Counterpart Execution ............................ 11
     8.7    Amendment and Waiver ............................. 11
     8.8    Time of Essence .................................. 11
     8.9    Survival of Representations and Warranties ....... 11
     8.10   Release by Yargo ................................. 11
     8.11   Dismissal of Lawsuit ............................. 11
     8.12   Expenses ......................................... 12
     8.13   Modification of Obligations ...................... 12
     8.14   Breach ........................................... 12
     8.15   Tolling of Limitations ........................... 12
     8.16   Nonwaiver ........................................ 12
     8.17   Costs and Attorneys' Fees ........................ 13


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                      STOCK PURCHASE AGREEMENT
                      ------------------------

     This Stock Purchase Agreement (the "Agreement"), is made and entered into this 31st day of March, 1995, by and between CMI
CORPORATION, an Oklahoma corporation ("CMI"), and YARGO, INC.,  a
Minnesota corporation ("Yargo").

      WHEREAS, Yargo is the owner, of record and beneficially, of 4,500 shares (the "Preferred Shares") of CMI's 7% Preferred
Stock, Series B, $1.00 par value (the "Preferred Stock");

      WHEREAS, certain dividend payments on the Preferred Shares have not been made and, as a result, cumulative dividends of approximately $1,417,500 ($315 per share) have accrued but have not been paid on the Preferred Shares;

      WHEREAS, a lawsuit has been filed by Yargo against CMI with respect to the Preferred Shares;

      WHEREAS, the parties desire to resolve this dispute by establishing a definitive timetable for CMI's repurchase of the Preferred Shares;

      NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1
                    PURCHASE OF PREFERRED SHARES
                    ----------------------------

      Notwithstanding anything to the contrary in CMI's Amended and Restated Certificate of Incorporation (the "Certificate"), upon the terms and conditions contained in this Agreement, the parties agree that:

             (a) On June 30, 1995, CMI shall purchase from Yargo, and Yargo shall sell, transfer, assign and deliver to CMI, not less than 750 shares of the Preferred Stock.

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             (b) On December 29, 1995, CMI shall purchase from Yargo,
      and Yargo shall sell, transfer, assign and deliver to CMI, that number of shares of Preferred Stock necessary to reduce the number of Preferred Shares remaining outstanding immediately following such purchase to no more than 3,450 shares.

             (c) On December 31, 1996, CMI shall purchase from Yargo, and Yargo shall sell, transfer, assign and deliver to CMI, all Preferred Shares remaining outstanding.

             (d) For purposes of this Agreement, June 30, 1995, December 29, 1995, December 31, 1996 and each purchase date established by CMI pursuant to subparagraph (f) below are each referred to herein as a "Purchase Date."

             (e) The price (the "Purchase Price") to be paid by CMI to Yargo for each share of Preferred Stock purchased hereunder shall be $1,000.00, plus all dividends accrued but unpaid on such share to and including the business day immediately preceding the Purchase Date. The parties acknowledge and agree that, at CMI's sole discretion, the Purchase Price may be paid in cash and/or through the issuance to Yargo of shares of CMI's Voting Class A Common Stock, par value $.10 per share ("Common Stock"); provided, however, that the certificates representing such shares of Common Stock issued to Yargo shall not bear any restrictive legend other than the legends set forth on Exhibit "A" attached hereto or legends substantially similar thereto. In the event shares of Common Stock are utilized to pay the Purchase Price for any Preferred Shares purchased hereunder, such shares of Common Stock shall be valued based upon the average of the closing price of the Common Stock as reported by the American Stock Exchange or any other national securities exchange upon which the Common Stock is then listed for each of the ten (10) trading days next preceding the Purchase Date. Notwithstanding the foregoing, CMI shall be required to pay the Purchase Price in cash unless all shares of Common Stock to be used for such purpose are listed on the American Stock Exchange or such other national securities exchange on which the Common Stock is then listed.

             (f) Notwithstanding  anything to  the  contrary  in this
      Section 1, provided that the Purchase Price for such Preferred Shares is paid to Yargo in cash, the Preferred Shares may be purchased at the option of CMI, in whole or in part, at any time or from time to time, upon not less than two business days' prior notice to Yargo. Such notice shall specify (i) the number of Preferred Shares to be purchased, and (ii) the date upon which the purchase of such Preferred Shares shall occur.

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            (g) The  parties  acknowledge and  agree that CMI may, at
      its discretion, increase (but not decrease) the number of Preferred Shares to be purchased on any Purchase Date by giving not less than two business days' prior notice to Yargo. Such notice shall specify the number of Preferred Shares to be purchased by CMI on the applicable Purchase Date.

            (h) Provided that CMI fulfills in a timely manner all of its obligations under subparagraph (a) of this Section 1, CMI may, at its discretion, declare and pay in 1995 a cash dividend on the Common Stock and the CMI Voting Common Stock, par value $.10 per share ("Old Common Stock"); provided, however, that in no event shall the aggregate amount of such dividend exceed $300,000. Likewise, provided that (i) CMI fulfills in a timely manner all of its obligations under subparagraph (b) of this
      Section 1, and (ii) all dividends then required to be paid in 1996 under Section 2 hereof shall have been paid in full, CMI may, at its discretion, declare and pay in 1996 a cash dividend on the Common Stock and the Old Common Stock; provided, however, that in no event shall the aggregate amount of such dividend exceed $300,000.

2

               DIVIDENDS ON OUTSTANDING PREFERRED SHARES
               -----------------------------------------

       CMI hereby covenants and agrees that, so long as any Preferred Shares remain outstanding, each January 15th and July 15th CMI will pay in cash a dividend on all then outstanding Preferred Shares at the rate of $35.00 per share.

3
               REPRESENTATIONS AND WARRANTIES OF YARGO
               ---------------------------------------

       In order to induce CMI to enter into this Agreement, Yargo represents, warrants and covenants to CMI, effective as of the date of this Agreement and again as of each Purchase Date, each of the following:

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       .1   Title to Preferred Shares.  Yargo possesses  good title
to the Preferred Shares and all accrued but unpaid dividends thereon, of record and beneficially, free and clear of all liens, pledges, security interests, claims, contract restrictions and encumbrances of any kind or nature. None of the Preferred Shares are subject to any buy-sell agreement or any other contractual right or restriction.

       .2 Authority. Yargo has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Yargo and constitutes the valid and legally binding agreement of Yargo, enforceable against it in accordance with its terms.

       .3 Access to Information. Yargo has investigated the business and affairs of CMI and understands the risks of, and other considerations relating to, its acquisition of any shares of Common Stock that may be issued to it hereunder. Yargo (i) has been furnished a copy of all materials and information requested by Yargo relating to CMI and its activities and proposed activities, and (ii) has been afforded access and the opportunity to obtain any and all information which Yargo deems relevant and material to make an informed decision as to its acquisition of shares of Common Stock, and to ask questions from and get answers from the officers, directors and employees of CMI.

       .4 Investment Experience and Investment Advice. Yargo has sufficient knowledge and experience in business and financial matters to be capable of utilizing the information available to it to fully and completely evaluate the merits and risks of owning shares of Common Stock. Yargo has not relied upon CMI or anyone acting on CMI's behalf or on any investment advisor other than its own attorneys, accountants and personal business and investment advisors in connection with evaluating such risks and merits.

4
                  REPRESENTATIONS AND WARRANTIES OF CMI
                  -------------------------------------

      In order to induce Yargo to enter into this Agreement, CMI represents, warrants and covenants to Yargo, effective as of the date of this Agreement and again as of each Purchase Date, each of the following:

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     .1  Corporate Existence; Qualification.  CMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is qualified or licensed and in good standing in all jurisdictions in which the nature of its business or the properties owned by it require it to be qualified or licensed to do business, except where the failure to be so qualified or licensed will not have a material adverse effect on it.

     .2 Authority. CMI has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by CMI and constitutes the valid and legally binding agreement of CMI, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited as to payment of dividends by 18 Okla. Stat. 1049.

     .3 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with, or result in a breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement, indenture or instrument to which CMI is a party or by which any of its properties or assets is bound, or result in the violation of any order, judgment or decree of any court or governmental agency having jurisdiction over CMI.

     .4 Issuance of Shares of Common Stock. All shares of Common Stock issued to Yargo hereunder shall be duly authorized and, when issued pursuant to the terms hereof, will be validly issued, fully paid and non-assessable and, excepting the restrictions on transfer described in the legends to be set forth on the certificates evidencing such shares, free and clear of all liens, claims or encumbrances.

5
                                  COVENANTS
                                  ---------

     CMI and Yargo hereby covenant and agree as follows:

     .1 Notification of Material Events. Each party shall promptly notify the other in writing of the occurrence of any event which will or could reasonably be expected to result in its failure to satisfy any of the representations, warranties, covenants or conditions specified in this Agreement.

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     .2  Negative Covenants.  So long as CMI is not in default of any of its obligations hereunder, Yargo shall not (i) exercise its rights under subparagraph (E)(e)(ii) of Article Sixth of the Certificate, or (ii) except as provided herein, sell, assign, mortgage, pledge, gift or otherwise transfer any of the Preferred Shares.

     .3  Legend     on      Preferred     Stock     Certificates.
Contemporaneously with the execution of this Agreement, all certificates representing the Preferred Shares shall be imprinted with the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED MARCH 31, 1995, BETWEEN THE ISSUER AND YARGO, INC. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.

6
                CONDITIONS TO OBLIGATIONS OF THE PARTIES
                ----------------------------------------

     .1 Conditions to the Obligations of Yargo. Each and every obligation of Yargo under this Agreement shall be subject to the satisfaction, as of each Purchase Date, of each of the following conditions, each of which may be waived by Yargo, but only in writing:

         (a) Accuracy of Representations and Warranties. All of the representations and warranties of CMI contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at each Purchase Date and shall be true and correct as of such Purchase Date.

         (b) Performance of Covenants. Each of the covenants and other obligations of CMI to be performed by it on or before the applicable Purchase Date pursuant to the terms hereof shall have been duly performed and complied with in all material respects.

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         (c)  No Adverse Proceedings or Events.  No  suit, action
     or other proceeding shall be pending before any court or governmental agency in which any person or entity not a party to this Agreement, or an affiliate of a party to this
     Agreement,   seeks  to  restrain  or  prohibit  any  of  the
     transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         (d)  Deliveries   at   Closing.    All   documents    or
     instruments reasonably required to be delivered by CMI at the applicable Purchase Date shall have been tendered at such Purchase Date.

     .2 Conditions to the Obligations of CMI. Each and every obligation of CMI under this Agreement shall be subject to the satisfaction, as of each Purchase Date, of each of the following conditions, each of which may be waived by CMI, but only in writing:

         (a) Accuracy of Representations and Warranties. All of the representations and warranties of Yargo contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at each Purchase Date and shall be true and correct as of such Purchase Date.

         (b) Performance of Covenants. Each of the covenants and other obligations of Yargo to be performed by it on or before the applicable Purchase Date pursuant to the terms hereof shall have been duly performed and complied with in all material respects.

         (c) No Adverse Proceedings or Events. No suit, action or other proceeding shall be pending before any court or governmental agency in which any person or entity not a party to this Agreement, or an affiliate of a party to this Agreement, seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         (d)  Deliveries   at   Closing.     All   documents   or
     instruments reasonably required to be delivered by Yargo at the applicable Purchase Date shall have been tendered at such Purchase Date.

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7
                           PURCHASE DATE DELIVERIES
                           ------------------------

    .1 Deliveries by Yargo. On each Purchase Date, Yargo shall deliver to CMI all stock certificates evidencing Yargo's ownership of the Preferred Shares to be purchased on such Purchase Date, together with stock powers duly executed in blank and all other good and sufficient instruments of transfer and conveyance as may be necessary in CMI's reasonable opinion to vest in CMI good title to such Preferred Shares and all accrued but unpaid dividends thereon, free and clear of all liens, pledges, security interests, claims, contract restrictions and encumbrances of any kind or nature.

    .2 Deliveries by CMI. On each Purchase Date, CMI shall deliver to Yargo the aggregate Purchase Price for the number of Preferred Shares to be purchased on such Purchase Date. In the event the Purchase Price is being satisfied through the issuance of shares of Common Stock, CMI shall deliver to Yargo fully executed and completed certificates in such denominations as Yargo may reasonably request representing the appropriate number of shares of Common Stock registered in the name of Yargo, which certificates shall not bear any restrictive legend other than the legends set forth on Exhibit "A" attached hereto or legends substantially similar thereto. If the Purchase Price is being paid in cash, the funds shall be wired to such account as shall be designated in writing by Yargo.

    .3 Time and Location of Deliveries. The deliveries described in this Section 7 shall be made at 10:00 a.m., Oklahoma City time, on the applicable Purchase Date at the offices of Hartzog Conger & Cason, 1600 Bank of Oklahoma Plaza, 201 Robert
S. Kerr, Oklahoma City, Oklahoma 73102 or at such other time and place as the parties may mutually agree in writing.

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8
                                GENERAL
                                -------

    .1 Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally or by telecopier, telex or other similar communication to the party to whom notice is to be given, or on the third business day after mailing if mailed to the party to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, at the address set forth below or to such other addresses as either party hereto may designate to the other by notice from time to time for this purpose.

               Yargo:         Yargo, Inc.
                              Perryville Corporate Park
                              Clinton, New Jersey  08809-4000
                              Attn:  Mr. Robert D. Iseman
                              Telecopier No.:  (908) 236-4054

                              With a copy to:

                              McAfee & Taft
                              Two Leadership Square, 10th Floor
                              Oklahoma City, Oklahoma 73102
                              Attn:  Jerry A. Warren
                              Telecopier No.: (405) 235-0439

               CMI:           CMI Corporation
                              P. O. Box 1985
                              Oklahoma City, Oklahoma 73101
                              Attn:  Mr. Jim D. Holland
                              Telecopier No.: (405) 491-2380

                              With a copy to:

                              Hartzog Conger & Cason
                              1600 Bank of Oklahoma Plaza
                              201 Robert S. Kerr
                              Oklahoma City, Oklahoma  73102
                              Attn:  John D. Robertson
                              Telecopier No.:  (405) 235-7329

    .2 Integrated Agreement. This Agreement contains and constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. There are no agreements, understandings, restrictions, warranties or representations among the parties relating to the subject matter hereof other than those set forth or referred to herein. This Agreement is not intended to have any legal effect whatsoever, or to be a legally binding agreement or any evidence thereof, until it has been signed by all parties hereto.

    .3 Construction. This Agreement shall be construed, enforced and governed in accordance with the laws of the State of Oklahoma. In the event any party hereto institutes any legal action in connection with any matter contained herein, that legal action shall be instituted in the District Court of Oklahoma County, Oklahoma, if in state court, and if in federal court, then in the U.S. District Court for the Western District of Oklahoma, sitting in Oklahoma City, Oklahoma. Each party hereto irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and, further, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably waives the right to object, with respect to any suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained herein. This Agreement has been reviewed by the parties hereto and their respective counsel. As a result, this Agreement shall be given a fair and reasonable interpretation, without consideration or weight being given to its having been drafted by either party or its counsel.

    .4 Invalidity. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable, and the remaining terms or provisions contained herein shall not be affected thereby.

    .5 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto hereto and their respective successors and assigns.

    .6 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

    .7 Amendment and Waiver. This Agreement may be amended at any time, but only by an instrument in writing executed by both parties hereto. A party hereto may waive any requirement to be performed by the other party, provided that such waiver shall be in writing and executed by the party waiving the requirement.

    .8  Time of Essence.   Time  shall  be of  the  essence  with
respect to the performance by the parties hereto of their respective obligations hereunder.

    .9  Survival of Representations and Warranties.   The parties
agree  that  the   representations,   warranties,  covenants  and
agreements contained in this Agreement will survive the  Purchase
Dates and any closings pursuant thereto.

   .10 Release by Yargo. After CMI has fulfilled in all material respects each and every of its obligations hereunder, Yargo shall fully release, acquit and forever discharge CMI and its respective successors, assigns, officers, directors, agents, employees, attorneys and representatives, past and present (all of such released parties being hereinafter collectively referred to as the "Released Parties") from any and all claims, demands, liabilities, grievances and causes of action of any kind whatsoever, whether known or unknown at the present time, contingent or not contingent, which Yargo may have had, may now have or may hereafter have against the Released Parties or any of them arising out of or in any way connected with or related to Yargo's ownership of the Preferred Shares. Yargo hereby represents and warrants to the Released Parties that Yargo has not sold, assigned or transferred to any person or entity any claim, demand, liability, grievance or cause of action of any kind or nature whatsoever, known or unknown, which Yargo has had, may now have or may hereafter have against the Released Parties or any of them.

   .11 Dismissal of Lawsuit. Within five (5) days after the date hereof, Yargo shall take all actions necessary to dismiss without prejudice all claims asserted by Yargo in that certain lawsuit currently pending in the United States District Court for the Western District of Oklahoma, styled Yargo, Inc. v. CMI Corporation; Case No. CIV-94-1846-R.

   .12 Expenses. Each of the parties to this Agreement shall be responsible for its own expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

   .13 Modification of Obligations. The parties hereby acknowledge and agree that (i) this Agreement modifies CMI's obligations with respect to the purchase of the Preferred Shares and the payment of dividends thereon, and (ii) in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of Article Sixth of the Certificate, this Agreement shall control.

   .14 Breach. Anything in this Agreement to the contrary notwithstanding, in the event of a breach or inaccuracy of any of CMI's representations and warranties in any material respect, or CMI's failure to observe or perform in any respect any of its covenants and agreements contained herein, at the sole option of Yargo, CMI shall be obligated to and shall upon receipt of five days' prior written notice from Yargo (i) immediately purchase in cash all Preferred Shares remaining outstanding, and (ii) immediately pay in cash all previously unpaid dividends accrued on such Preferred Shares. Interest shall accrue from the sixth day after such notice and be payable on all sums due hereunder at the then "prime rate" as reported in The Wall Street Journal plus three percent (3%).

   .15 Tolling of Limitations. During the term of this Agreement and in the event of a termination hereof as a result of a breach by CMI, and for a period of ninety (90) days thereafter, CMI agrees that all statutes of limitation which may otherwise be applicable shall be tolled and may not be asserted as a defense to any claims in any subsequent litigation brought by Yargo or its assigns to enforce against CMI any rights inuring to the benefit of Yargo under this Agreement, the Preferred Shares or the Certificate.

   .16 Nonwaiver. No failure or delay on the part of either party in exercising any of its rights and remedies hereunder or otherwise shall constitute a waiver thereof, and no single or partial waiver by either party of any default or other right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

   .17  Costs  and  Attorneys'  Fees.    If  CMI  breaches   this
Agreement as set forth in Section 8.14, CMI agrees that, in addition to such other amounts to which it is obligated to pay hereunder, it will pay all of Yargo's costs, expenses and attorneys' fees reasonably incurred by Yargo in attempting to enforce its rights hereunder in any respects against CMI, whether suit is actually filed or not.

     IN WITNESS WHEREOF, the parties hereto have executed below.


YARGO:
                                   YARGO,   INC.,   a   Minnesota
                                   corporation


                             By:   /s/Robert D. Iseman
                                   ------------------------------
                                   Name: Robert D. Iseman
                                        -------------------------
                                   Title: President
                                         ------------------------


CMI:                               CMI CORPORATION



                             By:   /s/Jim D. Holland
                                   ------------------------------
                                   Name: Jim D. Holland
                                        -------------------------
                                   Title: Senior Vice President
                                         ------------------------

                          EXHIBIT "A"

Legend on Front of Certificate
- ------------------------------

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE SIXTH OF THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE TEXT OF WHICH IS SUMMARIZED ON THE REVERSE SIDE OF THIS CERTIFICATE. ANY ATTEMPT TO ACQUIRE VOTING CLASS A COMMON STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION.


Legend on Back of Certificate
- -----------------------------

       No  share  of  Voting  Class  A  Common  Stock  shall   be
transferable or assignable in any respect, either of record or beneficially, unless such transfer or assignment is permitted under the following provisions:

            (a)  Until the earliest of January 1, 2006, such date
     as the Corporation shall no longer have any unutilized federal income tax net operating loss carryovers or capital loss carryovers, whether or not such carryovers are currently in existence (the "Carryforwards") or such date after which Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described herein are no longer necessary to accomplish their intended purpose: (1) any attempted sale, transfer, assignment or other disposition (including the granting of any option (within the meaning of Section 382 of the Code and the income Tax Regulations as now in effect or hereafter promulgated pursuant thereto (the "Regulations")) (any such option being referred to hereinafter as an "Option") or entering into of any agreement for the sale, transfer or other disposition), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise (a "Transfer"), of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire such stock, to any person or entity or group of persons or entities acting in concert (a "Transferee") who or which owns or owned, directly, indirectly or by application of the constructive ownership rules set forth in Sections 382 and 318 of the Code and the Regulations, or in any other manner representing "ownership" under any circumstances for purposes of Section 382 of the Code and the Regulations (collectively, "Owns" or "Owned"), at any time during the 3-year period ending on the day of the Transfer, an aggregate number of shares of the Corporation's stock (taking into account for this purpose all interests in the Corporation that are treated as stock for purposes of Section 382(g)(1) of the Code and no other interests in the Corporation (any interest that is so treated being referred to hereinafter as "Stock")) having a fair market value equal to or greater than 4.75 percent of the fair market value of the Corporation's then outstanding Stock shall be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock and (2) any attempted Transfer of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire Voting Class A Common Stock to any Transferee not described in clause (1) hereof who or which would Own, as a result of the Transfer or as a result of a subsequent Transfer of any share or shares of the Corporation's Stock or of any Option to acquire the Corporation's Stock, an aggregate number of shares of the Corporation's Stock, having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's Stock then outstanding, shall, as to the number of shares representing such excess over 4.75 percent, be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock.

             (b) The restrictions contained in paragraph (a) of this Section D of this Article Sixth have been included herein for the purpose of reducing the risk of occurrence of an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the disallowance or limitation of the Corporation's utilization of the Carryforwards and to maintain the tax advantage of the Corporation associated with the Carryforwards.

             (c)   Neither clause (1) nor clause (2) of paragraph
     (a) of this Section D of this Article Sixth shall restrict any Transfer of Voting Class A Common Stock of the Corporation if (1) the prior written approval of the Board of Directors of the Corporation (based on a majority vote of the Board of Directors) shall have been obtained with respect to such Transfer and (2) if so requested by the Board of Directors, counsel to the Corporation shall have delivered its opinion that such Transfer would not result in an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the elimination or limitation of the Corporation's utilization of the Carryforwards. The Board of Directors shall have the authority, in its sole discretion, to adopt procedures for the orderly and effective administration and implementation of this Section D and, in deciding whether to approve any proposed Transfer of Voting Class A Common Stock of the Corporation, the Corporation acting through any officer may request all relevant information, as well as an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors. No employee or agent of the Corporation shall be permitted to record any attempted or purported Transfer of Voting Class A Common Stock of the Corporation made in violation of this Article Sixth and no Transferee of Voting Class A Common Stock of the Corporation effected in violation of this Article Sixth shall be deemed to have acquired ownership of Voting Class A Common Stock for any purpose. Such intended Transferee shall not be entitled to any rights as a shareholder of the Corporation with respect to such Voting Class A Common Stock including, but not limited to, the right to vote such Voting Class A Common Stock or to receive any distributions in respect thereof, whether as dividends or in liquidation.

     Note: The foregoing is a summary of certain restrictions on transfer set forth in Article Sixth of the Corporation's Amended and Restated Certificate of Incorporation. This summary is necessarily selective and incomplete and is qualified in its entirety by reference to the full text of said Article Sixth.

       THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE CORPORATION'S STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.